Exhibit 99.1

People’s United Financial Reports Fourth Quarter Net Income of $149.9 Million, or

$0.34 per Common Share

Operating Earnings of $0.36 per Common Share

•

Received approval from the New York State Department of Financial Services and Connecticut Department of Banking for the announced merger with M&T Bank Corporation. Approval remains pending from the Board of Governors of the Federal Reserve.

•	Sustained excellent asset quality as evidenced by net loan charge-offs to average total loans of three basis points, and a provision for credit losses on loans of ($5.9) million.

•	Generated positive operating leverage reflected by a 270-basis point linked quarter improvement in the efficiency ratio to 54.1 percent due to lower expenses.

•	Declared quarterly dividend of $0.1825 per common share payable February 15, 2022, to shareholders of record on February 1, 2022.

BRIDGEPORT, CT., January 20, 2022 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the fourth quarter and full year of 2021. These results along with comparison periods are summarized below:

($ in millions, except per common share data)
	Three Months Ended			Twelve Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Net income (loss)	$149.9	$139.7	$(145.3)	$604.9	$219.6
Net income (loss) available to common shareholders	146.4	136.2	(148.8)	590.8	205.5
Per common share	0.34	0.32	(0.35)	1.39	0.49
Operating earnings[1]	154.9	141.1	147.7	628.6	534.6
Per common share	0.36	0.33	0.35	1.48	1.27

Net interest income	$362.0	$370.3	$382.8	$1,499.1	$1,575.8
Net interest margin	2.51%	2.64%	2.84%	2.65%	2.99%
Non-interest income	99.6	100.4	178.2	393.6	492.7
Operating non-interest income[1]	99.6	100.4	102.3	393.6	416.8

Non-interest expense	$277.7	$289.2	$646.4	$1,183.8	$1,564.1
Operating non-interest expense[1]	267.0	282.9	288.5	1,136.0	1,165.2
Efficiency ratio	54.1%	56.8%	55.5%	56.2%	54.2%

Average balances
Loans	$38,110	$39,934	$44,061	$40,630	$44,382
Deposits	54,084	52,822	50,674	53,208	48,217
Period-end balances
Loans	37,851	39,526	43,870
Deposits	53,755	52,871	52,138

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

“Our performance in 2021 was strong, particularly given the low interest rate environment and ongoing impact of the pandemic,” said Jack Barnes, Chairman and Chief Executive Officer. “We are pleased to report record full year operating earnings of $628.6 million, which increased 18 percent from a year ago and generated an operating return on average tangible common equity of 13.6 percent. These results are a testament to the resiliency of the People’s United business model, which is built upon a conservative underwriting philosophy, an unwavering commitment to servicing the financial needs of customers, and steadfast community support. As we wait for the approval of the merger from the Federal Reserve, we continue to work diligently with our M&T partners on integration planning. As such, a seamless transition is expected for our clients and colleagues once the transaction is closed. Finally, I want to express my gratitude to all our employees for their efforts and dedication as we move towards our next chapter and further build upon the impressive legacy forged by People’s United over 179 years.

“Our fourth quarter financial performance delivered a solid finish to the year,” said David Rosato, Senior Executive Vice President and Chief Financial Officer. “Operating earnings of $154.9 million increased ten percent from the third quarter, or nine percent on a per common share basis. These results benefited from a negative provision for credit losses driven by better credit metrics and improved economic outlook. In addition, operating pre-provision net revenue grew four percent linked quarter due to lower expenses and stable fee income, partially offset by a modest decline in net interest income. Net interest margin of 2.51 percent was 13 basis points lower than the third quarter, mostly attributable to a further increase in excess liquidity resulting from continued strong deposit inflows. Conversely, the margin benefited from improved loan yields and a slight reduction in deposit costs.”

Rosato continued, “The loan-to-deposit ratio concluded the quarter at 70 percent as the total loan portfolio decreased $1.7 billion or four percent from September 30, while deposits grew $884 million or two percent. Loan growth continued to experience headwinds during the quarter as period-end loans, excluding forgiveness of PPP balances, declined approximately $1.2 billion, primarily due to lower commercial real estate and mortgage warehouse balances of $726 million and $365 million, respectively, as well as a $335 million reduction in the retail portfolio. These decreases were partially offset by strong results in LEAF and certain specialty businesses. Deposits ended the quarter at a record level, and linked quarter growth was driven by an increase in non-interest-bearing balances of $1.6 billion, or ten percent. Finally, capital ratios remain strong for both the Bank and Holding Company.”

	As of and for the Three Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Dec. 31, 2020
Asset Quality
Net loan charge-offs to average total loans	0.03%	0.08%	0.12%
Non-performing loans as a percentage of total loans	0.76%	0.81%	0.75%

Returns
Return on average assets[1]	0.92%	0.87%	(0.93%)
Return on average tangible common equity[1]	12.4%	11.6%	(13.4%)

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.8%	7.8%	7.5%
Tier 1 leverage	8.5%	8.6%	8.3%
Common equity tier 1	12.2%	11.7%	10.5%
Tier 1 risk-based	12.7%	12.3%	11.0%
Total risk-based	13.9%	13.4%	12.4%
People’s United Bank, N.A.
Tier 1 leverage	8.6%	8.8%	8.7%
Common equity tier 1	12.9%	12.6%	11.5%
Tier 1 risk-based	12.9%	12.6%	11.5%
Total risk-based	14.0%	13.6%	12.8%

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16

The Board of Directors declared a $0.1825 per common share quarterly dividend payable February 15, 2022, to shareholders of record on February 1, 2022. Based on the closing stock price on January 19, 2022, the dividend yield on People’s United Financial common stock is 3.6 percent.

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with approximately $65 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of nearly 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire, and Maine, as well as wealth management solutions. The company also provides specialized commercial services to customers nationwide.

4Q 2021 Financial Highlights

Summary

•	Net income totaled $149.9 million, or $0.34 per common share.

•	Net income available to common shareholders totaled $146.4 million.

•	Operating earnings totaled $154.9 million, or $0.36 per common share (see page 16).

•	Net interest income totaled $362.0 million in 4Q21 compared to $370.3 million in 3Q21.

•	Includes $22.4 million associated with PPP loans in 4Q21 ($21.0 million in net fees and $1.4 million in net interest income).

•	Net interest margin decreased 13 basis points from 3Q21 to 2.51% reflecting:

•	Higher yields on the loan portfolio (increase of one basis point).

•	Lower rates on deposits (increase of one basis point).

•	Lower yields on the securities portfolio (decrease of 15 basis points).

•	Excess liquidity resulting from deposits at the Federal Reserve Bank had a 14 basis point negative impact on the net interest margin in 4Q21.

•	PPP loans had a 13 basis point favorable impact on the net interest margin in 4Q21.

•	Provision for credit losses on loans totaled $(5.9) million.

•	Allowance for credit losses on loans decreased $8.8 million.

•	Net loan charge-offs totaled $2.9 million.

•	Net loan charge-off ratio of 0.03%.

•	Non-interest income totaled $99.6 million in 4Q21 compared to $100.4 million in 3Q21.

•	Commercial banking lending fees increased $4.5 million.

•	Customer interest rate swap income decreased $0.6 million.

•	Other non-interest income in 3Q21 includes $3.9 million of net gains on building sales.

•	At December 31, 2021, assets under discretionary management totaled $9.4 billion.

•	Non-interest expense totaled $277.7 million in 4Q21 compared to $289.2 million in 3Q21.

•	Operating non-interest expense totaled $267.0 million in 4Q21 and $282.9 million in 3Q21 (see page 16).

•	Compensation and benefits expense decreased $6.2 million, primarily reflecting lower payroll and benefit-related costs in 4Q21.

•	Professional and outside services expense, excluding $2.4 million and $4.1 million of non-operating expenses in 4Q21 and 3Q21, respectively, increased $2.2 million.

•	Regulatory assessments expense decreased $0.9 million.

•	Other non-interest expense includes non-operating expenses totaling $8.4 million in 4Q21 and $1.6 million in 3Q21.

•	The efficiency ratio was 54.1% for 4Q21 compared to 56.8% for 3Q21 and 55.5% for 4Q20 (see page 16).

•	The effective income tax rate was 21.1% for 4Q21 and 20.1% for the full-year of 2021, compared to 37.0% for the full-year of 2020.

•

The full-year 2020 effective income tax rate reflects the impact of a non-deductible goodwill impairment charge for which no tax benefit was realized. Excluding non-deductible goodwill impairment, the effective income tax rate was 18.4% for the full-year of 2020.

Commercial Banking

•	Commercial loans totaled $29.1 billion at December 31, 2021, a $1.3 billion decrease from September 30, 2021.

•	PPP loans decreased $504 million.

•	The mortgage warehouse portfolio decreased $365 million.

•	The New York multifamily portfolio decreased $69 million.

•	The equipment financing portfolio increased $103 million.

•	Average commercial loans totaled $29.2 billion in 4Q21, a $1.4 billion decrease from 3Q21.

•	Average PPP loans decreased $653 million.

•	The average mortgage warehouse portfolio decreased $287 million.

•	The average New York multifamily portfolio decreased $71 million.

•	The average equipment financing portfolio increased $54 million.

•	Commercial deposits totaled $26.6 billion at December 31, 2021 compared to $25.9 billion at September 30, 2021.

•	The ratio of non-accrual commercial loans to total commercial loans was 0.80% at December 31, 2021 compared to 0.84% at September 30, 2021.

•	Non-performing commercial assets totaled $235.6 million at December 31, 2021 compared to $262.1 million at September 30, 2021.

•	For the commercial loan portfolio, the allowance for credit losses as a percentage of commercial loans was 0.69% at December 31, 2021 compared to 0.75% at September 30, 2021.

•	The commercial allowance for credit losses represented 87% of non-accrual commercial loans at December 31, 2021 compared to 90% at September 30, 2021.

Retail Banking

•	Residential mortgage loans totaled $7.0 billion at December 31, 2021, a $266 million decrease from September 30, 2021.

•	Average residential mortgage loans totaled $7.1 billion in 4Q21, a $310 million decrease from 3Q21.

•	Home equity loans totaled $1.6 billion at December 31, 2021, a $65 million decrease from September 30, 2021.

•	Average home equity loans totaled $1.7 billion in 4Q21, a $76 million decrease from 3Q21.

•	Retail deposits totaled $27.2 billion at December 31, 2021 compared to $27.0 billion at September 30, 2021.

•	The ratio of non-accrual residential mortgage loans to residential mortgage loans was 0.60% at December 31, 2021 compared to 0.68% at September 30, 2021.

•	The ratio of non-accrual home equity loans to home equity loans was 0.89% at December 31, 2021 compared to 0.96% at September 30, 2021.

•	For the retail loan portfolio, the allowance for credit losses as a percentage of retail loans was 1.63% at December 31, 2021 compared to 1.36% at September 30, 2021.

•	The retail allowance for credit losses represented 251% of non-accrual retail loans at December 31, 2021 compared to 187% at September 30, 2021.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the pending merger with M&T Bank Corporation; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environment in which we operate. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions, except per common share data)	2021	2021	2021	2021	2020
Earnings Data:
Net interest income (fully taxable equivalent)	$369.6	$377.9	$388.7	$393.5	$390.2
Net interest income	362.0	370.3	380.9	385.9	382.8
Provision for credit losses	(6.0)	12.1	(40.8)	(13.6)	14.7
Non-interest income (1)	99.6	100.4	99.0	94.6	178.2
Non-interest expense (1)	277.7	289.2	305.0	311.9	646.4
Income (loss) before income tax expense	189.9	169.4	215.7	182.2	(100.1)
Net income (loss)	149.9	139.7	170.8	144.5	(145.3)
Net income (loss) available to common shareholders (1)	146.4	136.2	167.3	141.0	(148.8)

Selected Statistical Data:
Net interest margin (2)	2.51%	2.64%	2.70%	2.74%	2.84%
Return on average assets (1), (2)	0.92	0.87	1.07	0.90	(0.93)
Return on average common equity (2)	7.8	7.2	9.1	7.7	(7.8)
Return on average tangible common equity (1), (2)	12.4	11.6	14.7	12.5	(13.4)
Efficiency ratio (1)	54.1	56.8	57.4	56.6	55.5

Common Share Data:
Earnings (loss) per common share:
Basic	$0.35	$0.32	$0.40	$0.34	$(0.36)
Diluted (1)	0.34	0.32	0.39	0.33	(0.35)
Dividends paid per common share	0.1825	0.1825	0.1825	0.1800	0.1800
Common dividend payout ratio (1)	52.9%	56.8%	46.2%	53.7%	(50.8)%
Book value per common share	$18.12	$17.85	$17.77	$17.42	$17.56
Tangible book value per common share (1)	11.47	11.18	11.08	10.70	10.77
Stock price:
High	19.05	18.08	19.62	19.40	13.58
Low	16.20	15.18	16.75	12.66	9.98
Close	17.82	17.47	17.14	17.90	12.93
Common shares outstanding (in millions) (1)	427.92	427.77	427.77	427.22	424.68
Weighted average diluted common shares (in millions)	425.45	424.77	425.08	422.58	420.39

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	As of and for the Twelve Months Ended December 31,
(dollars in millions, except per common share data)	2021	2020
Earnings Data:
Net interest income (fully taxable equivalent)	$1,529.7	$1,605.6
Net interest income	1,499.1	1,575.8
Provision for credit losses	(48.3)	155.8
Non-interest income (1)	393.6	492.7
Non-interest expense (1)	1,183.8	1,564.1
Income before income tax expense	757.2	348.6
Net income	604.9	219.6
Net income available to common shareholders (1)	590.8	205.5

Selected Statistical Data:
Net interest margin	2.65%	2.99%
Return on average assets (1)	0.94	0.36
Return on average common equity	7.9	2.7
Return on average tangible common equity (1)	12.8	4.8
Efficiency ratio (1)	56.2	54.2

Common Share Data:
Earnings per common share:
Basic	$1.40	$0.49
Diluted (1)	1.39	0.49
Dividends paid per common share	0.7275	0.7175
Common dividend payout ratio (1)	52.1%	148.0%
Book value per common share	$18.12	$17.56
Tangible book value per common share (1)	11.47	10.77
Stock price:
High	19.62	17.00
Low	12.66	9.37
Close	17.82	12.93
Common shares oustanding (in millions) (1)	427.92	424.68
Weighted average diluted common shares (in millions)	424.54	422.55

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2021	2021	2021	2021	2020
Financial Condition Data:
Total assets	$64,642	$63,673	$63,341	$64,172	$63,092
Loans	37,851	39,526	41,366	42,770	43,870
Securities	10,751	10,541	10,597	10,445	9,191
Short-term investments	10,269	7,723	5,249	4,992	3,766
Allowance for credit losses on loans	344	352	348	399	425
Goodwill and other acquisition-related intangible assets	2,809	2,817	2,826	2,835	2,846
Deposits	53,755	52,871	52,581	53,475	52,138
Borrowings	958	977	952	1,156	1,148
Notes and debentures	993	999	1,002	1,003	1,010
Stockholders’ equity	7,902	7,783	7,750	7,592	7,603
Total risk-weighted assets (1):
People’s United Financial, Inc.	41,810	42,721	43,654	43,833	45,075
People’s United Bank, N.A.	41,801	42,716	43,623	43,812	45,016
Non-accrual loans	289	321	328	353	329
Net loan charge-offs	2.9	7.7	10.3	12.4	13.4

Average Balances:
Loans	$38,110	$39,934	$41,683	$42,854	$44,061
Securities (2)	10,422	10,432	10,418	9,561	8,390
Short-term investments	10,417	6,999	5,469	5,000	2,582
Total earning assets	58,949	57,365	57,570	57,415	55,034
Total assets	65,142	63,876	63,930	64,057	62,396
Deposits	54,084	52,822	53,041	52,876	50,674
Borrowings	974	940	1,012	1,143	1,233
Notes and debentures	996	1,002	1,003	1,008	1,011
Total funding liabilities	56,054	54,764	55,056	55,027	52,918
Stockholders’ equity	7,790	7,779	7,634	7,606	7,884

Ratios:
Net loan charge-offs to average total loans (annualized)	0.03%	0.08%	0.10%	0.12%	0.12%
Non-performing assets to total loans, real estate owned and repossessed assets	0.78	0.83	0.82	0.85	0.78
Allowance for credit losses on loans to:
Total loans	0.91	0.89	0.84	0.93	0.97
Non-accrual loans	119.1	109.9	106.1	113.0	129.1
Average stockholders’ equity to average total assets	12.0	12.9	11.9	11.9	12.6
Stockholders’ equity to total assets	12.2	12.2	12.2	11.8	12.1
Tangible common equity to tangible assets (3)	7.8	7.8	7.7	7.4	7.5
Total risk-based capital (1):
People’s United Financial, Inc.	13.9	13.4	13.1	12.9	12.4
People’s United Bank, N.A.	14.0	13.6	13.5	13.5	12.8

(1)	December 31, 2021 amounts and ratios are preliminary.
(2)	Average balances for securities are based on amortized cost.
(3)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Dec. 31, 2020
Assets
Cash and due from banks	$320.5	$410.6	$516.3	$477.3
Short-term investments	10,268.8	7,723.0	5,249.4	3,766.0
Securities:
Debt securities available-for-sale, at fair value	6,644.0	6,257.0	6,328.6	4,925.5
Debt securities held-to-maturity, at amortized cost	3,841.5	3,929.8	4,003.1	3,993.8
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	264.6	264.7	264.9	266.6
Equity securities, at fair value	—	—	—	5.3

Total securities	10,750.1	10,451.5	10,596.6	9,191.2

Loans held-for-sale	8.8	9.8	5.4	26.5
Loans:
Commercial and industrial (1)	12,052.1	12,769.0	13,627.4	14,982.3
Commercial real estate (1)	11,936.7	12,662.6	13,243.2	13,336.9
Equipment financing	5,143.1	5,040.3	4,990.9	4,930.0

Total Commercial Portfolio	29,131.9	30,471.9	31,861.5	33,249.2

Residential mortgage	7,004.3	7,269.8	7,626.2	8,518.9
Home equity and other consumer	1,715.1	1,784.1	1,877.9	2,101.4

Total Retail Portfolio	8,719.4	9,053.9	9,504.1	10,620.3

Total loans	37,851.3	39,525.8	41,365.6	43,869.5
Less allowance for credit losses on loans	(343.6)	(352.4)	(348.1)	(425.1)

Total loans, net	37,507.7	39,173.4	41,017.5	43,444.4

Goodwill and other acquisition-related intangible assets	2,808.6	2,816.9	2,825.8	2,845.9
Bank-owned life insurance	710.7	716.5	713.7	711.6
Premises and equipment, net	241.8	249.9	261.8	276.7
Other assets	2,025.4	2,121.0	2,154.2	2,352.2

Total assets	$64,642.4	$63,672.6	$63,340.7	$63,091.8

Liabilities
Deposits:
Non-interest-bearing	$17,941.1	$16,334.6	$16,722.8	$15,881.7
Savings	6,733.7	6,685.4	6,710.2	6,029.7
Interest-bearing checking and money market	25,383.8	25,614.7	24,705.9	24,567.5
Time	3,696.7	4,236.6	4,442.3	5,658.8

Total deposits	53,755.3	52,871.3	52,581.2	52,137.7

Borrowings:
Federal Home Loan Bank advances	562.6	569.6	569.7	569.7
Customer repurchase agreements	395.2	407.8	382.5	452.9
Federal funds purchased	—	—	—	125.0

Total borrowings	957.8	977.4	952.2	1,147.6

Notes and debentures	992.8	999.4	1,001.6	1,009.6
Other liabilities	1,034.7	1,041.5	1,056.1	1,194.1

Total liabilities	56,740.6	55,889.6	55,591.1	55,489.0

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1	244.1
Common stock	5.4	5.4	5.4	5.3
Additional paid-in capital	7,723.3	7,714.9	7,709.4	7,663.6
Retained earnings	1,643.2	1,574.7	1,516.5	1,363.6
Unallocated common stock of ESOP, at cost	(108.4)	(110.2)	(112.0)	(115.6)
Accumulated other comprehensive loss	(136.8)	(176.9)	(144.8)	(89.2)
Treasury stock, at cost	(1,469.0)	(1,469.0)	(1,469.0)	(1,469.0)

Total stockholders’ equity	7,901.8	7,783.0	7,749.6	7,602.8

Total liabilities and stockholders’ equity	$64,642.4	$63,672.6	$63,340.7	$63,091.8

(1)

In the first quarter of 2021, the Company completed a portfolio review to ensure consistent classification of certain commercial loans across the Company’s franchise and conformity to industry practice for such loans. As a result, approximately $350 million of loans secured by non-owner-occupied commercial properties were prospectively reclassified, in March 2021, from commercial and industrial loans to commercial real estate loans. Prior period balances were not restated to conform to the current presentation.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per common share data)	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020
Interest and dividend income:
Commercial and industrial	$103.3	$104.3	$107.9	$116.1	$111.3
Commercial real estate	90.2	96.5	101.6	98.8	106.1
Equipment financing	62.9	62.3	62.5	62.8	62.1
Residential mortgage	57.2	58.8	64.4	69.9	74.9
Home equity and other consumer	14.3	15.2	16.2	16.5	18.7

Total interest on loans	327.9	337.1	352.6	364.1	373.1
Securities	52.1	53.8	52.4	51.4	47.2
Short-term investments	4.2	2.8	1.3	1.2	0.8
Loans held-for-sale	—	0.1	—	0.3	0.4

Total interest and dividend income	384.2	393.8	406.3	417.0	421.5

Interest expense:
Deposits	13.8	15.1	17.1	22.7	30.1
Borrowings	1.2	1.2	1.1	1.2	1.3
Notes and debentures	7.2	7.2	7.2	7.2	7.3

Total interest expense	22.2	23.5	25.4	31.1	38.7

Net interest income	362.0	370.3	380.9	385.9	382.8
Provision for credit losses on loans	(5.9)	12.0	(40.7)	(13.6)	14.7
Provision for credit losses on securities	(0.1)	0.1	(0.1)	—	—

Net interest income after provision for credit losses	368.0	358.2	421.7	399.5	368.1

Non-interest income:
Bank service charges	25.8	25.9	24.9	23.5	24.7
Investment management fees	20.5	21.1	21.5	19.9	18.9
Commercial banking lending fees	16.3	11.8	14.1	13.6	15.5
Operating lease income	11.6	10.6	11.2	11.3	12.9
Cash management fees	9.3	9.6	9.6	9.2	9.1
Customer interest rate swap income, net	1.2	1.8	2.4	0.1	2.2
Gain on sale of business, net of expenses (1)	—	—	—	—	75.9
Other non-interest income	14.9	19.6	15.3	17.0	19.0

Total non-interest income	99.6	100.4	99.0	94.6	178.2

Non-interest expense:
Compensation and benefits	161.5	167.7	177.6	172.8	166.6
Occupancy and equipment	47.2	50.2	50.0	49.1	50.9
Professional and outside services	28.1	27.6	30.0	33.6	24.9
Amortization of other acquisition-related intangible assets	8.3	8.9	8.8	11.0	9.7
Operating lease expense	6.9	7.0	7.6	7.8	8.5
Regulatory assessments	5.7	6.6	7.8	8.1	6.9
Goodwill impairment (1)	—	—	—	—	353.0
Other non-interest expense	20.0	21.2	23.2	29.5	25.9

Total non-interest expense (1)	277.7	289.2	305.0	311.9	646.4

Income (loss) before income tax expense	189.9	169.4	215.7	182.2	(100.1)
Income tax expense	40.0	29.7	44.9	37.7	45.2

Net income (loss)	149.9	139.7	170.8	144.5	(145.3)
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income (loss) available to common shareholders	$146.4	$136.2	$167.3	$141.0	$(148.8)

Earnings (loss) per common share:
Basic	$0.35	$0.32	$0.40	$0.34	$(0.36)
Diluted	0.34	0.32	0.39	0.33	(0.35)

(1)

The gain on sale of business, net of expenses, is considered non-operating income and goodwill impairment is considered a non-operating expense. Total non-interest expense also includes $10.7 million, $6.3 million, $11.2 million, $19.6 million and $4.9 million of non-operating expenses for the three months ended December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(in millions, except per common share data)	2021	2020
Interest and dividend income:
Commercial and industrial	$431.6	$440.8
Commercial real estate	387.1	488.6
Equipment financing	250.5	263.3
Residential mortgage	250.3	332.2
Home equity and other consumer	62.2	86.7

Total interest on loans	1,381.7	1,611.6
Securities	209.7	195.7
Short-term investments	9.5	3.4
Loans held-for-sale	0.4	4.3

Total interest and dividend income	1,601.3	1,815.0

Interest expense:
Deposits	68.7	187.2
Borrowings	4.7	20.2
Notes and debentures	28.8	31.8

Total interest expense	102.2	239.2

Net interest income	1,499.1	1,575.8
Provision for credit losses on loans	(48.2)	156.1
Provision for credit losses on securities	(0.1)	(0.3)

Net interest income after provision for credit losses	1,547.4	1,420.0

Non-interest income:
Bank service charges	100.1	97.5
Investment management fees	83.0	73.2
Commercial banking lending fees	55.8	50.9
Operating lease income	44.7	49.7
Cash management fees	37.7	33.4
Customer interest rate swap income, net	5.5	14.9
Gain on sale of business, net of expenses (1)	—	75.9
Other non-interest income	66.8	97.2

Total non-interest income	393.6	492.7

Non-interest expense:
Compensation and benefits	679.6	674.8
Occupancy and equipment	196.5	199.0
Professional and outside services	119.3	113.2
Amortization of other acquisition-related intangible assets	37.0	40.8
Operating lease expense	29.3	36.4
Regulatory assessments	28.2	32.7
Goodwill impairment (1)	—	353.0
Other non-interest expense	93.9	114.2

Total non-interest expense (1)	1,183.8	1,564.1

Income before income tax expense	757.2	348.6
Income tax expense	152.3	129.0

Net income	604.9	219.6
Preferred stock dividend	14.1	14.1

Net income available to common shareholders	$590.8	$205.5

Earnings per common share:
Basic	$1.40	$0.49
Diluted	1.39	0.49

(1)

The gain on sale of business, net of expenses, is considered non-operating income and goodwill impairment is considered a non-operating expense. Total non-interest expense also includes $47.8 million and $45.9 million of non-operating expenses for the twelve months ended December 31, 2021 and 2020, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	December 31, 2021			September 30, 2021			December 31, 2020
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$10,417.1	$4.2	0.16%	$6,999.3	$2.8	0.16%	$2,582.1	$0.8	0.12%
Securities (2)	10,422.1	57.3	2.20	10,432.0	59.1	2.27	8,390.2	52.3	2.50
Loans:
Commercial real estate	12,278.8	90.2	2.94	12,906.9	96.5	2.99	13,574.3	106.1	3.13
Commercial and industrial	11,898.3	105.7	3.55	12,759.6	106.6	3.34	14,621.8	113.6	3.11
Equipment financing	5,055.6	62.9	4.97	5,001.7	62.3	4.99	4,867.5	62.1	5.10
Residential mortgage	7,127.8	57.2	3.21	7,437.6	58.9	3.16	8,821.0	75.3	3.41
Home equity and other consumer	1,749.3	14.3	3.28	1,828.2	15.2	3.32	2,176.6	18.7	3.44

Total loans	38,109.8	330.3	3.47	39,934.0	339.5	3.40	44,061.2	375.8	3.41

Total earning assets	58,949.0	$391.8	2.66%	57,365.3	$401.4	2.80%	55,033.5	$428.9	3.12%

Other assets	6,192.5			6,511.1			7,362.6

Total assets	$65,141.5			$63,876.4			$62,396.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$17,849.1	$—	—%	$16,469.5	$—	—%	$14,742.6	$—	—%
Savings, interest-bearing checking and money market	32,218.9	8.6	0.11	32,030.8	8.9	0.11	29,978.3	14.7	0.20
Time	4,015.7	5.2	0.51	4,322.2	6.2	0.57	5,953.5	15.4	1.03

Total deposits	54,083.7	13.8	0.10	52,822.5	15.1	0.11	50,674.4	30.1	0.24

Borrowings:
Federal Home Loan Bank advances	569.5	1.1	0.78	569.6	1.1	0.79	571.8	1.1	0.77
Customer repurchase agreements	404.8	0.1	0.10	370.5	0.1	0.10	447.6	0.2	0.15
Federal funds purchased	—	—	—	—	—	—	213.3	—	0.09

Total borrowings	974.3	1.2	0.50	940.1	1.2	0.52	1,232.7	1.3	0.43

Notes and debentures	996.4	7.2	2.89	1,001.7	7.2	2.85	1,010.8	7.3	2.89

Total funding liabilities	56,054.4	$22.2	0.16%	54,764.3	$23.5	0.17%	52,917.9	$38.7	0.29%

Other liabilities	1,297.2			1,332.8			1,594.2

Total liabilities	57,351.6			56,097.1			54,512.1
Stockholders’ equity	7,789.9			7,779.3			7,884.0

Total liabilities and stockholders’ equity	$65,141.5			$63,876.4			$62,396.1

Net interest income/spread (3)		$369.6	2.50%		$377.9	2.63%		$390.2	2.83%

Net interest margin			2.51%			2.64%			2.84%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $7.6 million, $7.6 million and $7.4 million for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	December 31, 2021			December 31, 2020
Twelve months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$6,986.1	$9.5	0.14%	$1,125.1	$3.4	0.31%
Securities (1)	10,211.3	230.7	2.26	8,143.7	215.7	2.65
Loans:
Commercial real estate	12,972.5	387.1	2.98	14,057.6	488.6	3.48
Commercial and industrial	13,129.2	441.2	3.36	13,456.8	451.0	3.35
Equipment financing	4,970.2	250.5	5.04	4,898.2	263.3	5.38
Residential mortgage	7,676.5	250.7	3.27	9,569.2	333.3	3.48
Home equity and other consumer	1,881.8	62.2	3.31	2,400.5	89.5	3.73

Total loans	40,630.2	1,391.7	3.43	44,382.3	1,625.7	3.66

Total earning assets	57,827.6	$1,631.9	2.82%	53,651.1	$1,844.8	3.44%

Other assets	6,425.5			7,387.0

Total assets	$64,253.1			$61,038.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$16,621.0	$—	—%	$12,864.4	$—	—%
Savings, interest-bearing checking and money market	32,040.6	40.4	0.13	27,831.9	92.2	0.33
Time	4,546.5	28.3	0.62	7,520.6	95.0	1.26

Total deposits	53,208.1	68.7	0.13	48,216.9	187.2	0.39

Borrowings:
Federal Home Loan Bank advances	569.6	4.3	0.75	1,371.2	13.7	1.00
Customer repurchase agreements	394.3	0.4	0.11	379.0	1.1	0.29
Federal funds purchased	52.8	—	0.09	688.2	5.4	0.79

Total borrowings	1,016.7	4.7	0.47	2,438.4	20.2	0.83

Notes and debentures	1,002.3	28.8	2.87	1,009.5	31.8	3.15

Total funding liabilities	55,227.1	$102.2	0.19%	51,664.8	$239.2	0.46%

Other liabilities	1,323.0			1,561.5

Total liabilities	56,550.1			53,226.3
Stockholders’ equity	7,703.0			7,811.8

Total liabilities and stockholders’ equity	$64,253.1			$61,038.1

Net interest income/spread (2)		$1,529.7	2.63%		$1,605.6	2.98%

Net interest margin			2.65%			2.99%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	The fully taxable equivalent adjustment was $30.6 million and $29.8 million for the twelve months ended December 31, 2021 and 2020, respectively.

People’s United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020
Non-accrual loans:
Commercial:
Commercial real estate	$104.8	$98.7	$96.1	$90.2	$60.4
Commercial and industrial	43.9	57.2	57.0	69.2	76.4
Equipment financing	83.3	99.2	107.2	118.1	109.3

Total Commercial	232.0	255.1	260.3	277.5	246.1

Retail:
Residential mortgage	41.8	49.1	49.5	56.9	62.3
Home equity	14.6	16.3	18.1	18.7	20.5
Other consumer	0.1	—	0.1	0.2	0.2

Total Retail	56.5	65.4	67.7	75.8	83.0

Total non-accrual loans (1)	288.5	320.5	328.0	353.3	329.1

Real estate owned:
Residential	1.4	1.6	1.6	1.5	3.2
Commercial	—	—	3.5	3.5	3.6

Total real estate owned	1.4	1.6	5.1	5.0	6.8

Repossessed assets	3.7	7.4	5.6	5.4	5.7

Total non-performing assets	$293.6	$329.5	$338.7	$363.7	$341.6

Non-accrual loans as a percentage of total loans	0.76%	0.81%	0.79%	0.83%	0.75%
Non-performing assets as a percentage of:
Total loans, real estate owned and repossessed assets	0.78	0.83	0.82	0.85	0.78
Tangible stockholders’ equity and allowance for credit losses	5.40	6.20	6.43	7.05	6.59

(1)

Reported net of government guarantees totaling $2.9 million at December 31, 2021, $1.1 million at September 30, 2021, $1.2 million at June 30, 2021, $2.5 million at March 31, 2021 and $2.5 million at December 31, 2020.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES ON LOANS

	Three Months Ended
(dollars in millions)	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020
Allowance for credit losses on loans:
Balance at beginning of period	$352.4	$348.1	$399.1	$425.1	$423.8

Charge-offs	(6.5)	(13.2)	(13.9)	(17.8)	(16.7)
Recoveries	3.6	5.5	3.6	5.4	3.3

Net loan charge-offs	(2.9)	(7.7)	(10.3)	(12.4)	(13.4)
Provision for credit losses on loans	(5.9)	12.0	(40.7)	(13.6)	14.7

Balance at end of period	$343.6	$352.4	$348.1	$399.1	$425.1

Allowance for credit losses on loans as a percentage of:
Total loans	0.91%	0.89%	0.84%	0.93%	0.97%
Non-accrual loans	119.1	109.9	106.1	113.0	129.1

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2021	2021	2021	2021	2020
Commercial:
Commercial real estate	$0.2	$3.7	$0.8	$5.8	$0.1
Commercial and industrial	(0.3)	0.3	3.0	(0.5)	6.6
Equipment financing	4.2	4.2	6.9	7.2	6.8

Total	4.1	8.2	10.7	12.5	13.5

Retail:
Residential mortgage	(0.6)	(0.7)	(0.4)	(0.3)	(0.3)
Home equity	(0.8)	(0.1)	(0.2)	(0.2)	—
Other consumer	0.2	0.3	0.2	0.4	0.2

Total	(1.2)	(0.5)	(0.4)	(0.1)	(0.1)

Total net loan charge-offs	$2.9	$7.7	$10.3	$12.4	$13.4

Net loan charge-offs to average total loans (annualized)	0.03%	0.08%	0.10%	0.12%	0.12%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

Pre-provision net revenue is a useful financial measure as it enables an assessment of the Company’s ability to generate earnings to cover credit losses through a credit cycle as well as providing an additional basis for comparing the Company’s results of operation between periods by isolating the impact of the provision for credit losses, which can vary significantly between periods.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2021	2021	2021	2021	2020	2021	2020
Total non-interest expense	$277.7	$289.2	$305.0	$311.9	$646.4	$1,183.8	$1,564.1

Adjustments to arrive at operating non-interest expense:
Stop & Shop contract termination costs	(8.5)	(1.6)	(2.0)	(12.1)	—	(24.2)	—
Merger-related expenses	(2.2)	(4.7)	(9.2)	(7.5)	(4.9)	(23.6)	(45.9)
Goodwill impairment charge	—	—	—	—	(353.0)	—	(353.0)

Total	(10.7)	(6.3)	(11.2)	(19.6)	(357.9)	(47.8)	(398.9)

Operating non-interest expense	267.0	282.9	293.8	292.3	288.5	1,136.0	1,165.2

Adjustments:
Amortization of other acquisition-related intangible assets	(8.3)	(8.9)	(8.8)	(11.0)	(9.7)	(37.0)	(40.8)
Operating lease expense	(6.9)	(7.0)	(7.6)	(7.8)	(8.5)	(29.3)	(36.4)
Other (1)	(1.2)	(1.2)	(1.3)	(1.7)	(1.3)	(5.4)	(10.2)

Total non-interest expense for efficiency ratio	$250.6	$265.8	$276.1	$271.8	$269.0	$1,064.3	$1,077.8

Net interest income (FTE basis)	$369.6	$377.9	$388.7	$393.5	$390.2	$1,529.7	$1,605.6
Total non-interest income	99.6	100.4	99.0	94.6	178.2	393.6	492.7

Total revenues	469.2	478.3	487.7	488.1	568.4	1,923.3	2,098.3
Adjustments:
Operating lease expense	(6.9)	(7.0)	(7.6)	(7.8)	(8.5)	(29.3)	(36.4)
BOLI FTE adjustment	0.7	1.0	0.7	0.6	0.9	3.0	3.5
Gain on sale of business, net of expenses	—	—	—	—	(75.9)	—	(75.9)
Other (2)	0.2	(4.0)	—	(1.1)	—	(4.9)	(0.4)

Total revenues for efficiency ratio	$463.2	$468.3	$480.8	$479.8	$484.9	$1,892.1	$1,989.1

Efficiency ratio	54.1%	56.8%	57.4%	56.6%	55.5%	56.2%	54.2%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include certain franchise taxes and real estate owned expenses.
(2)

Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains/losses associated with the sale of branch locations.

PRE-PROVISION NET REVENUE

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in millions)	2021	2021	2021	2021	2020	2021	2020
Net interest income	$362.0	$370.3	$380.9	$385.9	$382.8	$1,499.1	$1,575.8
Non-interest income	99.6	100.4	99.0	94.6	178.2	393.6	492.7
Non-interest expense	(277.7)	(289.2)	(305.0)	(311.9)	(646.4)	(1,183.8)	(1,564.1)

Pre-provision net revenue	183.9	181.5	174.9	168.6	(85.4)	708.9	504.4
Non-operating income	—	—	—	—	(75.9)	—	(75.9)
Non-operating expense	10.7	6.3	11.2	19.6	357.9	47.8	398.9

Operating pre-provision net revenue	$194.6	$187.8	$186.1	$188.2	$196.6	$756.7	$827.4

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions, except per common share data)	2021	2021	2021	2021	2020	2021 (1)	2020
Net income (loss) available to common shareholders	$146.4	$136.2	$167.3	$141.0	$(148.8)	$590.8	$205.5

Adjustments to arrive at operating earnings:
Stop & Shop contract termination costs	8.5	1.6	2.0	12.1	—	24.2	—
Merger-related expenses	2.2	4.7	9.2	7.5	4.9	23.6	45.9
Goodwill impairment charge (2)	—	—	—	—	353.0	—	353.0
Gain on sale of business, net of expenses	—	—	—	—	(75.9)	—	(75.9)

Total pre-tax adjustments	10.7	6.3	11.2	19.6	282.0	47.8	323.0
Tax effect (2)	(2.2)	(1.4)	(2.4)	(4.1)	14.5	(10.0)	6.1

Total adjustments, net of tax	8.5	4.9	8.8	15.5	296.5	37.8	329.1

Operating earnings	$154.9	$141.1	$176.1	$156.5	$147.7	$628.6	$534.6

Diluted EPS, as reported	$0.34	$0.32	$0.39	$0.33	$(0.35)	$1.39	$0.49

Adjustments to arrive at operating EPS:
Stop & Shop contract termination costs	0.02	—	—	0.02	—	0.04	—
Merger-related expenses	—	0.01	0.02	0.02	0.01	0.05	0.09
Goodwill impairment charge (2)	—	—	—	—	0.83	—	0.83
Gain on sale of business, net of expenses	—	—	—	—	(0.14)	—	(0.14)

Total adjustments per common share	0.02	0.01	0.02	0.04	0.70	0.09	0.78

Operating EPS	$0.36	$0.33	$0.41	$0.37	$0.35	$1.48	$1.27

Average total assets	$65,142	$63,876	$63,930	$64,057	$62,396	$64,253	$61,038

Operating return on average assets (annualized)	0.95%	0.88%	1.10%	0.98%	0.95%	0.98%	0.88%

(1)	The sum of the quarterly amounts for certain line items may not equal the twelve months amounts due to rounding.
(2)	The goodwill impairment charge for the three and twelve months ended December 31, 2020 is non-tax-deductible.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2021	2021	2021	2021	2020	2021	2020
Operating earnings	$154.9	$141.1	$176.1	$156.5	$147.7	$628.6	$534.6

Average stockholders’ equity	$7,790	$7,779	$7,634	$7,606	$7,884	$7,703	$7,812
Less: Average preferred stock	244	244	244	244	244	244	244

Average common equity	7,546	7,535	7,390	7,362	7,640	7,459	7,568
Less: Average goodwill and average other acquisition-related intangible assets	2,813	2,822	2,831	2,842	3,213	2,827	3,247

Average tangible common equity	$4,733	$4,713	$4,559	$4,520	$4,427	$4,632	$4,321

Operating return on average tangible common equity (annualized)	13.1%	12.0%	15.4%	13.8%	13.3%	13.6%	12.4%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in millions)	2021	2021	2021	2021	2020	2021	2020
Common dividends paid	$77.4	$77.4	$77.3	$75.7	$75.6	$307.8	$304.1

Operating earnings	$154.9	$141.1	$176.1	$156.5	$147.7	$628.6	$534.6

Operating common dividend payout ratio	50.0%	54.8%	43.9%	48.4%	51.2%	49.0%	56.9%

TANGIBLE COMMON EQUITY RATIO

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(dollars in millions)	2021	2021	2021	2021	2020
Total stockholders’ equity	$7,902	$7,783	$7,750	$7,592	$7,603
Less: Preferred stock	244	244	244	244	244

Common equity	7,658	7,539	7,506	7,348	7,359
Less: Goodwill and other acquisition-related intangible assets	2,809	2,817	2,826	2,835	2,846

Tangible common equity	$4,849	$4,722	$4,680	$4,513	$4,513

Total assets	$64,642	$63,673	$63,341	$64,172	$63,092
Less: Goodwill and other acquisition-related intangible assets	2,809	2,817	2,826	2,835	2,846

Tangible assets	$61,833	$60,856	$60,515	$61,337	$60,246

Tangible common equity ratio	7.8%	7.8%	7.7%	7.4%	7.5%

TANGIBLE BOOK VALUE PER COMMON SHARE

	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in millions, except per common share data)	2021	2021	2021	2021	2020
Tangible common equity	$4,849	$4,722	$4,680	$4,513	$4,513

Common shares issued	536.90	536.75	536.75	536.20	533.68
Less: Shares classified as treasury shares	108.98	108.98	108.98	108.98	109.00

Common shares outstanding	427.92	427.77	427.77	427.22	424.68
Less: Unallocated ESOP shares	5.23	5.31	5.40	5.49	5.57

Common shares	422.69	422.46	422.37	421.73	419.11

Tangible book value per common share	$11.47	$11.18	$11.08	$10.70	$10.77